UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement Under

THE SECURITIES ACT OF 1933

ELEMENTS VENTURES GROUP INC.
(Exact name of registrant as specified in charter)

Wyoming	7370	N/A
(State or other jurisdiction	(Primary Standard Classi-	(IRS Employer
of incorporation)	fication Code Number)	I.D. Number)

Elements Ventures Group Inc.

9980 Dufferin Street #20026

Vaughan, Ontario L6A 4M4

(647) 405-1054

elementsvg@protonmail.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dmitry Kinslikh, Chief Executive Officer

Elements Ventures Group Inc.

9980 Dufferin Street #20026

Vaughan, Ontario L6A 4M4

(647) 405-1054

elementsvg@protonmail.com

(Address, including zip code, and telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS (Subject to Completion)

Dated July ___, 2026

PRELIMINARY PROSPECTUS

ELEMENTS VENTURES GROUP INC.

6,000,000 SHARES OF COMMON STOCK

NO MINIMUM

AND

4,817,167 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

$0.35 PER SHARE

This is the initial public offering of the shares of common stock of Elements Ventures Group Inc., a Wyoming company (“we”, “us”, “our”, “Elements”, the “Company” or similar terms).  We are offering for sale a total of 6,000,000 shares of our Common Stock at a price of $0.35 per share in a "self-underwritten", best effort, no minimum basis. Subscription funds that are accepted by us will be deposited directly into its operating account and will not be held in escrow. The funds will be available for our immediate use. In addition, the selling stockholders are selling 4,817,167 shares of common stock at a price of $0.35 per share. We will not receive proceeds from the sale of any shares by the selling stockholders named herein may be deemed underwriters of the shares of common stock which they are offering. This offering will terminate 365 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days or terminated. We have arbitrarily determined the offering price of $0.35 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We are making this offering without the involvement of underwriters or broker-dealers.

Prior to this offering, there has been no public market for our common stock. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for a trading symbol and to have our common stock quoted on the OTC Pink Market. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Our sole officer and director Dmitry Kinslikh owns 59.2% of our currently outstanding common stock. As a result, we are a “controlled company”. If we are to sell all of the shares we are registering in this offering, Mr. Kinslikh will own 39.8% of our outstanding common stock. None of Mr. Kinslikh or any member of his immediate family are selling any shares in this offering.

Purchase of our common stock involves a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS July ____, 2026

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TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Risk Factors Related to Our Company	6
Risk Factors Relating to Our Common Stock	9
Use of Proceeds	11
Determination of Offering Price	11
Dilution	12
Selling Stockholders	13
Description of Securities	16
Plan of Distribution	15
Description of Business	17
Legal Proceedings	28
Market for Common Equity and Related Stockholder Matters	34
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Directors, Executive Officers, Promoters and Control Persons	34
Executive Compensation	35
Security Ownership of Certain Beneficial Owners and Management	36
Certain Relationships and Related Transactions	36
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	44
Where You Can Find More Information	36
Interests of name experts and counsel	45
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	45
Financial Statements	F-1

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You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2026 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. We do not expect to have any dealer transactions within the 90 business day period because we will not have a public market until after that period, if we ever have a public market.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve-month business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

Our Business

We are a development stage company and were incorporated in Wyoming on January 31, 2022.  Dmitry Kinslikh is our founder. Our address is 9980 Dufferin Street #20026, Vaughan, Ontario L6A 4M4 and our telephone number is (647) 405-1054.

Since inception we have generated no revenues and have accumulated a deficit of $154,975 to May 31, 2026.  To implement our plan of operations we require a minimum funding of $80,000 for the next twelve months.  Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

We are an “emerging growth company” within the meaning of the federal securities laws.  For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 15 of this prospectus.

We contend that we are not a “shell company” within the meaning of Rule 405 or a blank check company because we have a defined business plan which we have begun executing and we no plans or intentions to engage in a merger with or acquisition of an unidentified company, companies, entity or person.

Our business is the development and intended commercialization of FITLY, a consumer mobile application for general health and wellness. FITLY is designed to help individuals pursue general fitness, nutrition, and healthy-lifestyle goals through meal and habit tracking, wearable-device synchronization, structured multi-week wellness programs, and an assistive conversational feature that provides general wellness information.

We have not launched FITLY. The application is code-complete and has passed our internal quality-assurance review, but it has not been deployed, has not been tested by users, and has not been submitted to the Apple App Store or Google Play Store. We have no users, no customers and no revenue.

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The Offering

Securities offered by the Company:	6,000,000 shares of our common stock, par value $0.0001 per share.
Securities Being Offered by the Selling Shareholders:	4,817,167 shares of our common stock, par value $0.0001 per share.
Offering price:	$0.35
Duration of offering:	The shares are being offered for a period not to exceed 365 days, unless extended by our Board of Directors for an additional 90 days.
Gross proceeds to us:	$2,100,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 21
Market for the common stock:	There is no public market for our shares. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the OTC Pink Market.
Shares outstanding prior to offering:	11,817,167
Shares outstanding after offering:	17,817,167 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 14.

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.	The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley.  Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.  This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.  These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  This section includes all of the known material risks in the offering.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE NOT EARNED REVENUE AS OF AUGUST 31, 2025 AND OUR ABILITY CONTINUE OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $141,094 for the period since our inception on January 31, 2022 to August 31, 2025, and have no revenues as of this date.  Our future is dependent upon our ability to obtain financing and upon future profitable operations in the technology business.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth.  These factors raise a doubt that we will be able to continue as a going concern.  Michael Gillespie & Associates, PLLC our independent registered public accounting firm has expressed a doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, our director Dmitry Kinslikh has agreed to give us an interest-free loan to fund our operations.  Otherwise, we will not be able to complete our business plan.  As a result, we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining whether to make an investment.

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FITLY HAS NOT BEEN DEPLOYED, TESTED BY USERS, OR APPROVED BY THE APP STORES, AND MAY NEVER LAUNCH SUCCESSFULLY.

Although our codebase is complete and has passed internal quality-assurance review, the application has not been deployed to a production environment, has not been tested by real users, and has not been submitted to or approved by the Apple App Store or Google Play Store. Internal review is not a substitute for real-world testing. We may encounter technical, operational, or app-store-approval problems that delay or prevent launch. Apple and Google have broad discretion to reject or remove applications, and our application may not be approved.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO CONTINUE OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS.  WE MAY NEED TO OBTAIN ADDITIONAL FINANCING.

Our current operating funds are less than necessary to complete our intended operations in the technology business.  We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus.  As of May 31, 2026, we had cash in the amount of $13,968 and liabilities of $109,776.  The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations.  We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  Please see the section titled “Plan of Operations” for a description of possible funding from our director.

We require a minimum funding of approximately $80,000 to conduct our proposed operations for a period of one year.   After one year we may need additional financing.  If we do not generate any revenue, we may need a minimum of $20,000 in additional funding to pay for ongoing SEC filing requirements.  Even if we generate revenues, such revenues may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs.  We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE REQUIRE ADDITIONAL CAPITAL AND FINANCING TO CONTINUE OUR BUSINESS AND FAILURE TO OBTAIN CAPITAL COULD CAUSE OUR BUSINESS TO FAIL.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our August 31, 2025 financial statements, we are in the development stage of operations, have had losses from operations since inception, no revenues and insufficient working capital available to implement our business plan and to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS.  WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on January 31, 2022 and have commenced limited business operations.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  We anticipate that we will incur increased operating expenses without realizing significant revenues.  We expect to incur significant losses in the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful.  If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Although we are yet to begin selling our products, due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products/services known to potential customers.  Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, IF ONLY 25% OF THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If only 25% of our offering shares are sold, Mr. Dmitry Kinslikh, our sole officer and director, will own more than 50% of the outstanding shares of our common stock.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Dmitry Kinslikh may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MR. DMITRY KINSLIKH, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because our sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls.  As the sole director, Mr. Dmitry Kinslikh has the sole authority to appoint our officers and determine their compensation.  Accordingly, Mr. Dmitry Kinslikh could determine, as our sole director that his salary and perquisites are equal to or exceed our net income, if we ever have an income.  In the event that Mr. Dmitry Kinslikh does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company and will continue to do so even after the offering.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.  AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  We may in the future discover areas of our internal controls that need improvement.  Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting.  We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes.  Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective.  Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director Dmitry Kinslikh.  The Company does not have an employment agreement in place with its sole officer and director.  His departure or the loss of any other key personnel in the future could have a material adverse effect on the business.  There is no guarantee that replacement personnel, if any, will help the Company to operate profitably.  The Company does not maintain key person life insurance on its sole officer and director.

WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future.  Because we do not have any insurance, if we are made a part of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY THAT IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company.  Dmitry Kinslikh, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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OUR PRESIDENT, MR. DMITRY KINSLIKH DOES NOT HAVE ANY PRIOR EXPERIENCE IN SELLING STOCK, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED.  AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO START OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Dmitry Kinslikh does not have any experience in selling stocks.  Consequently, we may not be able to raise any funds successfully.  Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

RISK FACTORS RELATING TO OUR COMMON STOCK

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders’ interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

IF WE DECIDE TO SUSPEND OUR OBLIGATIONS TO FILE REPORTS UNDER SECTION 15(D), THEN OUR SHAREHOLDERS WILL NOT RECEIVE PUBLICLY DISSEMINATED INFORMATION AND WILL BE A PRIVATE COMPANY.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer than 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

IF WE DO NOT REGISTER A CLASS OF SECURITIES UNDER SECTION 12 OF THE EXCHANGE ACT, WE WILL BE SUBJECT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT AND INVESTORS MAY NOT BE ABLE TO OBTAIN SUFFICIENT INFORMATION REGARDING THE COMPANY AND WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

IF WE ARE CONSIDERED A "SHELL COMPANY," THE TRADABILITY OF OUR SHARES WILL BE LIMITED.

If we are considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, the ability of holders of our common stock to sell their shares may be limited by applicable regulations. If we are deemed a shell company, as a result of such classification, our investors would not be allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we would cease to be a shell company. In such event, this would likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities. Additionally, we would not be able to register our securities on Form S-8 (an abbreviated form of registration statement). We can provide no assurance or guarantee that we will not be considered a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Resultantly, investors would not be able to sell their shares and may lose their entire investment.

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RISKS ASSOCIATED WITH PURCHASE OF OUR SHARES

OUR OFFERING IS BEING MADE ON A BEST-EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES ARE REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering.  We require a minimum of $80,000 from the offering to implement your business plan.  However, our offering is being made on a best-efforts basis with no minimum amount of shares required to be sold in the offering to proceed.  If we raise only a nominal amount of the proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company. In addition, because there is no minimum offering amount, our ability to close the offering early poses a risk of loss of your investment in our company.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  Additionally, as the Company was formed on January 31, 2022 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

MONEY RAISED IN THIS OFFERING WILL BE IMMEDIATELY AVAILABLE TO THE COMPANY AND INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Money raised in this offering will be immediately available to the company and our sole officer and director.  Investors do not have the right to withdraw invested funds.  Subscription payments will be paid directly to us and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the subscription.  Therefore, once an investment is made, investors will not have the use or right to return of such funds.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section.  However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes.  The failure of our management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions.  There is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling at 40% of the shares and we receive the proceeds in the amount of $840,000 of this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Pink Sheets (“OTC”) or other quotation service.  The OTC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTC is not an issuer listing service, market or exchange.  Although the OTC does not have any listing requirements, to be eligible for quotation on the OTC, issuers must remain current in their filings with the SEC or applicable regulatory authority.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Pink Sheets or other quotation service.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTC that become delinquent in their required filings will be removed following a 30-to-60-day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Elements Ventures Group Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.  If no market is ever developed for our common stock, or we do not sell sufficient shares or have sufficient shareholders to be quoted on the OTC, it will be difficult for you to sell any shares you purchase in this offering.  In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate, your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $25,000.  We will have to utilize funds from Dmitry Kinslikh, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process.  However, Mr. Dmitry Kinslikh has no obligation to loan such funds to us and there is a verbal guarantee that he will loan such funds to us.  After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Pink Sheets or other quotation service.  To be eligible for quotation, issuers must remain current in their filings with the SEC.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.  Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Pink Sheets or other quotation service.

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USE OF PROCEEDS

Our public offering of 6,000,000 shares is being made at a price per share is $0.35 with net proceeds of $2,075,000 after estimated offering expenses of $25,000.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $2,100,000 as anticipated.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross Proceeds from this Offering (1)	$525,000	$1,050,000	$1,575,000	$2,100,000

Shares Sold	1,500,000	3,000,000	4,500,000	6,000,000
Gross Proceeds	$525,000	$1,050,000	$1,575,000	$2,100,000
Total Before Expenses	$525,000	$1,050,000	$1,575,000	$2,100,000

Administrative Offering Expenses
Legal & Accounting	$20,000	$20,000	$20,000	$20,000
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$2,000	$2,000	$2,000	$2,000
SEC Filing Fee	$406.55	$406.55	$406.55	$406.55
Miscellaneous	$593.45	$593.45	$593.45	$593.45
Total Administrative Operating Expenses	$25,000	$25,000	$25,000	$25,000

Net Offering Proceeds	$500,000	$1,025,000	$1,550,000	$2,075,000

Use of Net Proceeds
Product deployment, launch & development	$143,000	$293,150	$443,300	$593,450
Personnel	$107,000	$219,350	$331,700	$444,050
Sales & business development	$71,500	$146,575	$221,650	$296,725
Marketing & user acquisition	$59,500	$121,975	$184,450	$246,925
Third-party services & infrastructure	$35,500	$72,775	$110,050	$147,325
Strategic cash reserves	$59,500	$121,975	$184,450	$246,925
General & administrative expense	$24,000	$49,200	$74,400	$99,600
Total	$500,000	$1,025,000	$1,550,000	$2,075,000

We believe the net proceeds from the sale of all the shares we are offering, assuming all the shares are sold (of which you have no assurance), will be sufficient to fund our operational expansion goals assuming application of the proceeds as outlined above. See “Plan of Operations”. The board of directors reserves the right to reallocate the use of net proceeds, if, in its judgment, such reallocation will best serve its needs in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds shall be invested in certificates of deposit, money market accounts, treasury bills, and similar short term, liquid investments with substantial safety of principal. We will not use any of the funds raised in this offering to repay any amounts due to our sole officer and director Dmitry Kinslikh.

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DILUTION

The price of the current offering is fixed at $0.35 per share.  This price is significantly higher than the valuation of the shares issued to our sole officer and director, Dmitry Kinslikh, which was $0.0001 per share for the 7,000,000 shares of common stock he earned from the Company. In addition, we have issued 4,570,000 shares to a number of shareholders at varying prices.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

	Offering (100%)	Offering (75%)	Offering (50%)	Offering (25%)
Number of current shares held	11,817,167	11,817,167	11,817,167	11,817,167
Number of new shares issued	6,000,000	4,500,000	3,000,000	1,500,000
Total number of new shares held	17,817,167	16,317,167	14,817,167	13,317,167

Net tangible book value before this offering	$(94,521)	$(94,521)	$(94,521)	$(94,521)
Net proceeds to the company	$2,075,000	$1,550,000	$1,025,000	$500,000
Net tangible book value after this offering	$1,980,479	$1,455,479	$930,479	$405,479

Assumed public offering price per share	$0.35	$0.35	$0.35	$0.35
Net tangible book value per share before this offering	$(0.0080)	$(0.0080)	$(0.0080)	$(0.0080)
Increase attributable to new investors	$0.1192	$0.097	$0.071	$0.038
Net tangible book value per share after this offering	$0.1112	$0.089	$0.063	$0.030
Dilution per share to new stockholders	$0.2388	$0.261	$0.287	$0.320

Current Shareholders % after offering	66	72	80	89%
Purchasers % after offering	34	28	20	11%

As of May 31, 2026, the net tangible book value was $(94,521) or $(0.0080) based upon 11,817,167 shares outstanding.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,817,167 shares of common stock offered for resale through this prospectus. The 4,817,167 shares that were previously issued were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All of the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

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The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

•	the number of shares owned by each prior to this offering;

•	the total number of shares that are to be offered for each;

•	the total number of shares that will be owned by each upon completion of the offering; and

•	the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number of Shares to Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Lana Adamson	500	500	Nil	Nil
Deepti Agarwal	500	500	Nil	Nil
Rajeev Agarwal	500	500	Nil	Nil
Muhammed Ajram	500	500	Nil	Nil
Bhupinder Brar	500	500	Nil	Nil
Komaljit Brar	500	500	Nil	Nil
Amrit Singh Chahal	10,000	10,000	Nil	Nil
Jasmeet Chahal	10,000	10,000	Nil	Nil
El Toro Capital Build (1)	26,667	26,667	Nil	Nil
Sergey Fedotov	500	500	Nil	Nil
Jagdeep Gill	500	500	Nil	Nil
Jasbir Gill	500,000	500,000	Nil	Nil
Jaswinder Gill	500,000	500,000	Nil	Nil
Tejpal Gill	500,000	500,000	Nil	Nil
Manjinder Kalirai	500	500	Nil	Nil
Navdeep Kalirai	500	500	Nil	Nil
Parlad Kalirai	500	500	Nil	Nil
Ramandeep Kalirai	500	500	Nil	Nil
Izrael Kinslikh	500,000	500,000	Nil	Nil
Balwinder Kooner	500	500	Nil	Nil
Gurjeet Kooner	500,000	500,000	Nil	Nil
Daniel Kostin	500	500	Nil	Nil
Sergey Sukhanov	10,000	10,000	Nil	Nil
Rahul Maingi	500	500	Nil	Nil
Julia Milter	500	500	Nil	Nil
Sergey Milter	500	500	Nil	Nil
Jaskarn Rai	500,000	500,000	Nil	Nil
Teresa Safarian	10,000	10,000	Nil	Nil
Mehnoor Sandhu	500	500	Nil	Nil
Neeti Prabhjot Sandhu	500	500	Nil	Nil
Jaspreet Saran	500	500	Nil	Nil
Grace Sharma	500,000	500,000	Nil	Nil
Vladimir Sidelnikov	500	500	Nil	Nil
Simarpreet Singh	10,000	10,000	Nil	Nil
Vladimir Yevdokimov	10,000	10,000	Nil	Nil
Elena Znamenskaya (2)	520,000	520,000	Nil	Nil
Roman Znamenski	700,000	700,000	Nil	Nil

(1)	Marlis Guerra has voting and investment control over shares held by El Toro Capital Build.
(2)	Includes 20,000 shares held by Capitale Matador Ltee.

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PLAN OF DISTRIBUTION

By Selling Stockholders

In connection with the sale of the common shares, agents may receive compensation from the selling stockholders or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions.  The selling shareholders named herein may be deemed underwriters of the shares of common stock which they are offering and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under such Act. We will not receive any proceeds from sale of shares by selling stockholders.

Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of any common shares other than through a stockholders brokerage account a Prospectus supplement or post-effective amendment will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933

By Us

We are offering up to 6,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum. The offering price is $0.35 per share at a fixed price for the duration of the offering. This prospectus will permit our sole officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that they may sell. Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. . The shares will be offered at a fixed price of $0.35 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. Our board may choose to extend the offering for an additional 90 days if all of the shares are not sold at the end of 180 days from the effective date of this prospectus.

Our subscription agreement allows purchasers to purchase shares from us and requires that we promptly deliver the shares in book entry unless a certificate is requested, representing the Shares, registered in the name of the Purchaser. As well, it grants the Purchaser a two-day cancellation right to cancel the subscription by sending notice to the Company by midnight on the 2nd business day after you the Purchaser signs the subscription agreement.

We have 11,817,167 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering 6,000,000 shares of its common stock for sale at the price of $0.35 per share.  There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the Company’s selling efforts in the offering, Dmitry Kinslikh will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.

Dmitry Kinslikh is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Dmitry Kinslikh will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Dmitry Kinslikh is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Dmitry Kinslikh will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Dmitry Kinslikh will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 6,000,000 shares being offered.  The price per share is fixed at $0.35 for the duration of this offering.  Although our common stock is not listed on a public exchange or other quotation service, we intend to seek to have our shares of common stock quoted on the OTC Pink Sheets or other quotation service.  In order to be quoted on the OTC Pink Sheets or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.35 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.  In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.  We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

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DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock.  Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share and 20,000,000 shares of preferred stock, par value $0.0001 per share.  As of May 31, 2026 there were 11,817,167 shares of our common stock issued and outstanding that are held by our shareholders, and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non- cumulative vote per share on all matters on which stock holders may vote.

Holders

As of June 29, 2026, we had had 40 holders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.  There are no contractual restrictions on our ability to declare or pay dividends.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions;(v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

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DESCRIPTION OF BUSINESS

Overview

We are a development-stage consumer-wellness company. Our business is the development and intended commercialization of FITLY, a consumer mobile application for general health and wellness, together with a related web-based dashboard intended for employers and health plans.

What FITLY Is

FITLY is designed to help everyday users pursue general fitness, nutrition, and healthy-lifestyle goals through a single, guided mobile experience. Rather than requiring a user to assemble their own plan, FITLY provides structure: a guided onboarding that captures the user’s goals and wellness profile, a set of multi-week wellness programs with daily tasks, day-to-day tracking of meals and activity, and an assistive conversational coaching feature. The application remembers the user’s profile and progress and uses that context to make its guidance relevant to the individual over time.

FITLY consists of two parts:

•	a consumer mobile application for iOS and Android, organized into four areas — AI Coach, Nutrition, Progress, and Profile; and
•	a web-based administrative dashboard intended to allow an employer or health plan that elects to offer FITLY to its population to manage access and view aggregated, anonymized engagement information.

Why FITLY, and not a general-purpose tool

The assistive conversational feature in FITLY is powered by a third-party artificial-intelligence service, and general-purpose AI assistants are widely available. We believe FITLY’s value to a user is the structure and product experience built around that capability: a guided onboarding and wellness profile; structured, multi-week programs with specific daily tasks; persistent tracking of meals, activity, and progress; specialized features such as photo-based meal logging and barcode lookup; and, for organizations, a deployable dashboard with aggregated reporting. Most people do not want to assemble their own wellness program from a blank, general-purpose tool; FITLY is designed to provide that structure in a single guided product. The competitive considerations associated with general-purpose tools and other applications are described under “Risk Factors.”

The Application, Feature by Feature

The following describes the principal features of the FITLY mobile application. Except where a feature is identified as planned (a documented next step not yet implemented), the features described are built and functional in our codebase. As noted under “Overview” and “Development Status and Path to Launch,” the application as a whole has not yet been deployed to production or released to the app stores.

The screen images shown in this section are illustrative mockups of the application’s design and are not screenshots of a live product.

Account creation and onboarding

A new user creates an account and completes a five-step onboarding wizard that captures the information FITLY uses to personalize guidance: wellness goals (for example, weight management, building strength, general health, endurance, flexibility, stress reduction, blood-sugar wellness, post-physical-therapy recovery, better sleep, and healthier eating); self-described fitness level; a wellness profile; available equipment; and preferred workout length and weekly frequency. Each step is saved before the user proceeds, so onboarding can be resumed if interrupted. Throughout, the application presents a wellness disclaimer advising the user to consult a healthcare provider before beginning a program, particularly if the user has a pre-existing condition.

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 AI Coach (assistive conversational coaching)

The AI Coach is a chat-style feature in which the user can ask general wellness questions and receive conversational guidance. The interface presents a conversation thread, a typing indicator while a response is being generated, an input field, and a row of quick actions (for example, requesting a workout idea or reviewing progress). A first conversation is created automatically with a welcome message, and the user’s profile and history provide context for responses.

The coaching responses are generated by a third-party AI service (the Anthropic Claude API). We do not develop, train, fine-tune, or host any AI models; the feature depends entirely on the third-party provider, under that provider’s standard commercial terms. The coaching feature operates under a fixed set of safety instructions designed to keep it within a general-wellness boundary — it is instructed not to act as a medical professional, not to diagnose or prescribe, to recommend consulting a healthcare provider, and to provide emergency-stop guidance in response to certain symptoms. On the free tier, the number of coaching messages per day is limited; paid tiers remove that limit.

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Nutrition tracking

The Nutrition area lets a user track meals and daily nutrition. It presents daily totals for calories and macronutrients against optional targets, the remaining calorie budget for the day, and a list of the day’s logged meals. A user can add a meal in several built ways:

•	Photo logging (“Snap & Scan”): the user photographs a meal (or selects an existing photo), and the image is analyzed to identify foods and estimate nutrition. The image analysis is performed by the third-party AI service.
•	Barcode lookup: the user scans a packaged-food barcode, which is matched against a public, third-party food-product database (Open Food Facts).
•	Manual meal entry: the user can add a meal without a photo or barcode, entering one or more foods with serving and nutrition values; the meal is saved and reflected in the day’s totals and meal list.
•	Meal-correction editing: the user can edit the results of a photo analysis — adjusting identified foods, servings, and nutrition values — and the corrected values persist and update the daily totals.

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Progress tracking

The Progress area shows the user’s current activity streak, a recovery-score indicator, and trends across wellness metrics (such as steps, resting heart rate, sleep, weight, mood, and energy) over selectable time periods, presented as rendered line charts with numeric summary statistics, along with brief insights. A user can also manage a connection to a wearable device.

The application includes the interface to connect a wearable device and the backend to receive wearable data; native device-data capture on the phone (Apple Health / Health Connect) is not yet implemented and remains planned, so real device biometrics do not yet flow into the system. Manual entry is the working path for biometric data until that integration is completed.

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Structured wellness programs

FITLY includes five structured, multi-week wellness programs, described in detail under “Wellness Programs” below. A user can browse the programs, enroll, complete daily tasks, mark progress, and advance week to week. One program is available on the free tier; the others are available on the paid tiers.

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Profile and subscription

The Profile area shows the user’s account, current subscription plan and price, an in-app status panel describing feature status, and access to the programs and account settings. The secondary screens are built: the user can edit their profile (fitness level, goals, wellness profile, equipment, and schedule, which persist server-side), manage wearable-device connections (connection management; native device-data capture remains planned, as noted above), and set notification preferences (which persist on the device; actual push-notification delivery is not yet enabled).

Web administrative dashboard (employer / health-plan)

Separately from the consumer app, we have built a web-based administrative dashboard intended for an employer or health plan that elects to offer FITLY to its population. It provides an administrator login and company setup, aggregated and anonymized engagement metrics (such as enrolled and active participants, engagement rate, and aggregate activity counts), employee-invitation tools (including bulk invitation and a shareable join link), and the ability to create wellness challenges. The dashboard repeatedly states that individual employee health data is never visible and that all data is anonymized and aggregated. Certain enterprise configuration items (for example, single-sign-on provider selection) capture configuration only; the underlying single-sign-on authentication handshake is not yet implemented.

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Summary of features and status

Feature	What it does	Status
Account & onboarding	Sign-up and a five-step wellness-profile wizard	Built
AI Coach	Assistive conversational wellness guidance (third-party AI)	Built (live AI integration not yet configured)
Photo meal logging (“Snap & Scan”)	Identifies foods and estimates nutrition from a photo (third-party AI)	Built (live AI integration not yet configured)
Barcode lookup	Matches packaged foods via a public food database	Built
Daily nutrition tracking	Calorie/macro totals against targets	Built
Manual meal entry	Enter a meal without a photo or barcode	Built
Meal-correction editing	Edit photo-analysis results in detail	Built
Progress tracking	Streak, recovery score, metric trends, insights	Built
Progress charts	Rendered line charts of metric trends	Built
Wearable connection	Manage a wearable connection	Built
Wearable native device-data capture	Read biometrics from the device’s health platform	Planned (not implemented)
Structured programs	Enroll, complete daily tasks, advance weekly	Built
Subscription management	View plan, upgrade via in-app paywall	Built (billing disabled pending setup)
Profile — edit profile	Edit goals, fitness level, profile, equipment, schedule	Built
Profile — notification preferences	Set reminders (saved on device; push delivery not yet enabled)	Built
Web administrative dashboard	Employer/health-plan management and aggregate analytics	Built
Enterprise single sign-on	SSO authentication for administrators	Planned (config capture only)
Secure communication with wellness professionals	Private exchange of messages, files, and images	Planned (separate, not integrated)

How a User Uses FITLY

The intended user experience follows a simple sequence:

1.	Acquire the application (planned — FITLY is not yet available in any app store).
2.	Create an account (or sign in).
3.	Complete onboarding — goals, fitness level, wellness profile, equipment, and schedule.
4.	Arrive in the four-area app, where a first AI Coach conversation is created automatically.
5.	Use FITLY day to day — ask the AI Coach questions; log meals by photo or barcode and track daily nutrition; review progress, streaks, and trends; enroll in and work through a structured program; and manage the account and subscription from the Profile area.
6.	Upgrade, if desired, from the free tier to Plus or Pro through the in-app subscription screen.

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Wellness Programs

FITLY includes five structured, multi-week general-wellness programs, built from five task types — workout, nutrition, education, check-in, and rest. Across all five programs there are 32 weeks and 247 daily tasks. Each program consists of general lifestyle and wellness content; none diagnoses, treats, cures, or prevents any disease, and the programs are accompanied by wellness disclaimers.

#	Program	Focus (general wellness)	Weeks	Availability
1	Healthy Lifestyle for Blood Sugar Wellness	Progressive walking, gentle bodyweight activity, nutrition-awareness habits	8	Free (all tiers)
2	Beginner Fitness Foundation	Movement basics, light circuits, easy walks	4	Paid
3	Walk-to-Run Progression	Graduated walk-to-run intervals	6	Paid
4	Post-Physical-Therapy Recovery	Graduated strength and mobility for returning to activity	6	Paid
5	Strength Building Foundation	Progressive strength work	8	Paid

General-wellness and risk-reduction framing. Consistent with FDA guidance applicable to low-risk general wellness products, certain of our programs and content refer to general health goals — such as blood-sugar wellness, healthy blood pressure, and recovery of general fitness following physical therapy — using healthy-lifestyle and risk-reduction language rather than disease treatment or prevention claims. For example, the Healthy Lifestyle for Blood Sugar Wellness program describes how healthy lifestyle choices may help reduce the risk of developing certain conditions as part of a balanced approach to wellness, in partnership with the user’s healthcare provider. The program does not instruct on medication, dosing, laboratory interpretation, or clinical management.

The CDC-aligned program. The Healthy Lifestyle for Blood Sugar Wellness program is aligned with publicly available CDC lifestyle-change curriculum guidelines, meaning its general structure follows publicly available curriculum guidance. We have not received any recognition from the CDC, we do not participate in any CDC program, and we have no clinical, efficacy, or outcomes data of any kind. “Aligned with” does not mean endorsed, reviewed, or recognized by the CDC.

FITLY is a general-wellness product. It does not diagnose, treat, cure, or prevent any disease or medical condition; it is not a medical device; and it is not a substitute for professional medical advice, diagnosis, or treatment. Users are advised to consult a healthcare provider, particularly before beginning a program or if they have a pre-existing condition. See “Risk Factors” and “Government Regulation.”

Technology

FITLY is built using standard, widely available software frameworks and third-party services. We do not own or operate any proprietary core technology that we consider a competitive barrier, and we do not develop, train, or host any artificial-intelligence models.

Application architecture. The consumer application is built with React Native (using the Expo toolchain) for iOS and Android. The backend is a Node.js service using the Express framework, with a PostgreSQL database organized as a 23-table data model and a Redis-backed background worker for routine processing. The administrative dashboard is a web application built with React. The application stores user accounts, profiles, conversations, logged meals and nutrition, progress entries, program enrollments, and (for organizations) aggregated enterprise analytics.

Artificial intelligence. The assistive features that use artificial intelligence — the conversational coaching and the photo-based meal analysis — call a single third-party AI service, the Anthropic Claude API, under that provider’s standard commercial terms. We use a single AI provider and do not operate any model-routing or multi-provider layer. We do not own, train, fine-tune, or host any AI models, and we have no proprietary AI technology. The feature depends entirely on the third-party provider’s service, pricing, availability, and terms, and as of the date of this prospectus our integration has been written in our code but has not been tested against the provider’s live production systems.

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Other third-party services. FITLY is built to use additional third-party services, in each case under those providers’ standard commercial terms: a public food-product database (Open Food Facts) for barcode lookups; a subscription-billing service (RevenueCat) for in-app subscriptions; and error-monitoring and product-analytics services (Sentry and PostHog). As of the date of this prospectus, the billing, error-monitoring, and analytics services are coded but not yet enabled with live credentials. We have no exclusive or proprietary arrangement with any of these providers.

Technology summary
Mobile application	React Native / Expo (iOS and Android)
Backend	Node.js (Express), PostgreSQL, Redis background worker
Administrative dashboard	React (web)
Artificial intelligence	Anthropic Claude API (third-party; no owned models)
Other third-party services	Open Food Facts (food database); RevenueCat (billing); Sentry, PostHog (monitoring/analytics)
Proprietary technology	None claimed

Secure communication capability (planned). Separately from the FITLY application, we have developed software that supports secure, encrypted communication, which we may incorporate into FITLY in the future to allow a user to exchange private messages and shared content — such as files, documents, or images — with a wellness professional, such as a nutritionist, dietitian, or personal trainer, within the application. For example, a user could privately share a meal photo, a progress summary, or a workout log with their chosen professional and receive guidance in return. This software represents additional development work we have undertaken and is part of our development assets. It is licensed under a permissive open-source license, is not currently integrated into FITLY, and is a planned future capability.

Development Status and Path to Launch

Our codebase comprises approximately 101 application files and roughly 15,400 lines of code across the mobile application, backend, and administrative dashboard, and has passed our internal quality-assurance review. We have built a substantially complete consumer application and a related administrative dashboard, with a defined product, target market, and intended revenue model — work that we believe clearly distinguishes us from a company without a business.

The application has not yet been deployed to production or released to the Apple App Store or Google Play Store, and it has no users and no revenue. Live integration credentials (for the AI provider, billing, and monitoring and analytics services) are not yet configured, and certain features remain planned (including native wearable device-data capture, push-notification delivery, and enterprise single sign-on). The remaining work to bring FITLY to market is set out below.

Before FITLY can be made available to users, we must, among other things:

1.	finalize and configure our third-party service integrations (including the AI provider and the billing, monitoring, and analytics services) and test them against live systems;
2.	complete the planned features we determine are necessary for our initial launch scope (which may include the native wearable device-data capture, push-notification delivery, and enterprise single sign-on);
3.	provision and deploy production hosting for the backend, worker, database, and dashboard, and run database setup;
4.	prepare and submit the mobile application to the Apple App Store and Google Play Store (including testing builds), and obtain each store’s approval; and
5.	commence operations and initial, measured user-acquisition activity.

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We intend to fund these steps, and our subsequent operations, with the net proceeds of this offering. See “Use of Proceeds.” There is no assurance that we will complete these steps, obtain app-store approvals, or successfully launch the application.

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 Intended Market and Business Model

We believe the market for consumer health-and-wellness applications is large, established, and highly competitive, and includes numerous well-funded companies. We intend to offer FITLY first to consumers through the mobile app stores on a freemium subscription basis, and over time to offer it to employers and health plans through the administrative dashboard we have developed. We currently have no agreements, pilots, or relationships with any consumers, employers, health plans, or other organizations, and there is no assurance that we will obtain any.

Our intended consumer pricing is a free tier and two paid subscription tiers:

Tier	Price	Intended inclusions
Free	$0	A daily limit of AI coaching messages, manual progress tracking, and the free Blood Sugar Wellness program
Plus	$9.99 / month	Unlimited AI coaching, unlimited photo meal logging, and all structured programs
Pro	$24.99 / month	The full feature set, including priority access to the AI model

For organizations, our administrative dashboard contemplates per-participant pricing. We have not sold any subscriptions, have no validated pricing from real-world use, and our assumptions regarding adoption, conversion, and retention are unproven. We present no revenue projections.

Competition

The general health-and-wellness application market is large and intensely competitive and includes numerous well-funded companies offering applications with overlapping features. The individual capabilities of our application — assistive coaching, meal and habit tracking, photo-based food logging, and barcode lookup — are individually available in many competing products, and comparable functionality is also available through general-purpose consumer software and widely available AI assistants.

Capability	Also offered by	Our position
Conversational wellness guidance	General-purpose AI assistants; other wellness apps	We use the same kind of third-party AI; no proprietary advantage
Meal / calorie tracking	Numerous established nutrition apps	Standard capability; established competitors have far more users and data
Photo-based food logging	Several nutrition apps	Standard capability
Wearable synchronization	Most major fitness platforms	Native device capture not yet implemented
Structured programs	Many fitness and wellness apps	Standard capability

We have no proprietary artificial-intelligence technology, no patents, and no unique technical capability. As a development-stage company with no users, no revenue, no brand recognition, and limited capital, we are at a significant competitive disadvantage relative to established competitors, many of which have substantially greater financial, technical, marketing, and personnel resources than we do. See “Risk Factors.”

RESEARCH AND DEVELOPMENT; INTELLECTUAL PROPERTY

We have no intellectual property except our trade names and web domain.  We do not own any patents and trademarks at this time, but we may pursue patents and or trademarks if we develop products via our product line group.  We have not registered or trademarked “Elements Ventures Group Inc.” or any other trade names. There have not been any expenses incurred for any research or development other than the efforts of conducting research and analysis by our sole officer and director.

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GOVERNMENTAL REGULATION

Our business model is not subject to any material government regulations.  However, there is a risk that we could be adversely affected by current regional laws and regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive.  There is also a risk that a change in current laws could adversely affect our business.  In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations.  Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all activities or otherwise penalize the firm if found to not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority.  Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

Facilities

We currently rent our physical property in Ontario, Canada.  Our current address is 9980 Dufferin Street #20026, Vaughan, Ontario L6A 4M4.  Our telephone number is (647) 405-1054.  This location serves as our primary office for planning and implementing our business plan.

Employees And Employment Agreements

We have no employees as of the date of this prospectus other than our sole officer and director, Dmitry Kinslikh who currently devotes approximately 40 hours per week to company matters.  After receiving funding, Mr. Kinslikh plans to devote, as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company.  As our business and operations increase, we will assess the need for full-time management and administrative support personnel.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

PLAN OF OPERATION

Our cash balance is $13,968 as of May 31, 2026.  We do not believe that our cash balance is sufficient to fund our operations beyond one year’s time.  However, our sole officer and director has verbally agreed to lend us funds in order to sustain our operations. During the period from inception until now, we have not generated any revenue.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  There is no assurance we will ever reach that stage.  To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to expand operations, but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Dmitry Kinslikh verbally agreed to provide additional cash for the Company.  We will not use the net proceeds from the offering to pay compensation to Mr. Kinslikh or to repay the loan from Mr. Kinslikh.

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In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross Proceeds from this Offering (1)	$525,000	$1,050,000	$1,575,000	$2,100,000

Shares Sold	1,500,000	3,000,000	4,500,000	6,000,000
Gross Proceeds	$525,000	$1,050,000	$1,575,000	$2,100,000
Total Before Expenses	$525,000	$1,050,000	$1,575,000	$2,100,000

Administrative Offering Expenses
Legal & Accounting	$20,000	$20,000	$20,000	$20,000
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$2,000	$2,000	$2,000	$2,000
SEC Filing Fee	$406.55	$406.55	$406.55	$406.55
Miscellaneous	$593.45	$593.45	$593.45	$593.45
Total Administrative Operating Expenses	$25,000	$25,000	$25,000	$25,000

Net Offering Proceeds	$500,000	$1,025,000	$1,550,000	$2,075,000

Use of Net Proceeds
Product deployment, launch & development	$143,000	$293,150	$443,300	$593,450
Personnel	$107,000	$219,350	$331,700	$444,050
Sales & business development	$71,500	$146,575	$221,650	$296,725
Marketing & user acquisition	$59,500	$121,975	$184,450	$246,925
Third-party services & infrastructure	$35,500	$72,775	$110,050	$147,325
Strategic cash reserves	$59,500	$121,975	$184,450	$246,925
General & administrative expense	$24,000	$49,200	$74,400	$99,600
Total	$500,000	$1,025,000	$1,550,000	$2,075,000

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing.  As of May 31, 2026, our director has loaned us $99,870 on no interest terms.  We do not expect to purchase or sell plant or significant equipment.  Further we do not expect significant changes in the number of employees.  Upon completion of our public offering, our specific goal is to further develop and profitably sell our services.  Our plan of operations is as follows:

Priority and Near-Term Deployment Plan

We have a specific, sequenced plan to deploy the proceeds, beginning immediately after closing, to launch FITLY and commence operations. Our intended near-term sequence is as follows:

Months 1–3 — Deployment and launch readiness. Provision and deploy production hosting infrastructure; complete configuration and testing of the application against live third-party services (including the third-party application-programming-interface, billing, and analytics services we use); finalize app-store assets; and submit the application to the Apple App Store and Google Play Store. We estimate the cost of this phase at approximately $150,000, drawn primarily from the product deployment and third-party services categories.

Months 3–6 — Launch and initial user acquisition. Following app-store approval, launch the application; begin initial, measured marketing and user-acquisition activity; and engage one to two technical personnel or contractors to support the deployed application. We estimate the cost of this phase at approximately $400,000.

Months 6–18 — Operation, iteration, and enterprise outreach. Operate and improve the application based on real usage; continue user-acquisition activity; and begin outreach to prospective employer and health-plan customers using the administrative dashboard. The balance of the proceeds is intended to fund this phase and our general operations for the remainder of the 18-to-24-month period.

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The foregoing amounts and sequence are estimates and may change. Because this offering has no minimum, if we raise less than the full amount we will prioritize the deployment and launch activities described under Months 1–3 above, then the remaining categories in the order listed, scaling personnel, marketing, and business-development spending to the capital actually available. The following table illustrates our intended priority at different funding levels.

Funding level	Gross proceeds (approx.)	Priorities funded
25%	$525,000	Deployment & launch; minimal personnel and infrastructure; limited marketing
50%	$1,050,000	Above, plus expanded personnel and initial user acquisition
75%	$1,575,000	Above, plus broader marketing and initial enterprise outreach
100%	$2,100,000	Full plan as described above

SEC Filing Plan

We intend to become a reporting company in 2026 after our registration statement on Form S-1 is declared effective.  This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Limited operating history; and the need for additional capital.

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

During our last fiscal year, our monthly burn rate was approximately $3,434. However, this number is not an accurate reflection of our actual monthly cash requirement, as it will likely to be higher once we commence operations. We anticipate a monthly burn rate of approximately $10,000 per month after we commence operations.

Results of Operations for Year Ended August 31, 2025 compared to the Year Ended August 31, 2024

Revenues

We have had no operating revenues since our inception on January 31, 2022 to August 31, 2025.

Expenses and Net Loss

We incurred operating expenses in the amount of $16,091 for the year ended August 31, 2025, compared to total operating expenses of $44,493 for the year ended August 31, 2024.  The decrease in operating expenses in 2025 can be attributed to the fact that we had higher audit and consulting fees in 2024.

For the year ended August 31, 2025, our operating expenses were comprised of $5,950 in consulting charges, $508 in general and administrative expenses, $9,000 in related party consulting fees and $633 in depreciation expense.  For the year ended August 31, 2024, operating expenses were comprised of $13,200 in audit fees, $14,000 in consulting charges, $6,269 in general and administrative expenses, $2,000 in related party consulting fees, $8,400 in professional fees and $624 in depreciation expense.

Net loss for the year ended August 31, 2025, was $16,645 as compared with $44,810 for the year ended August 31, 2024.

For the year ended August 31, 2025, the Company recorded a loss per share of $0.00 as compared to $0.00 for the year ended August 31, 2024.

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Liquidity and Capital Resources

As of August 31, 2025 we had cash reserves of $10,838 and a working capital deficit of $82,503.  For the year ended August 31, 2024 we had cash reserves of $1,252, and a working capital deficit of $74,085.  The increase in deficit was due to an increase operating activities. We require approximately $80,000 to implement our business plan.

Our CEO has agreed to provide funding necessary to cover minimal operations. Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs. Our CEO has not agreed to offer any funding that may be required to commence further operations or hire employees. The anticipated amount of this loan will not be known at until the time a loan is determined to be needed. The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward. There are no specific repayment terms. The arrangement with Mr. Kinslikh is open-ended, and it will consist of loans that we will be required to repay. Mr. Kinslikh is not obligated to make any further advances. We have no agreement, commitment or understanding to secure any such funding from any other source.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We have no plans regarding obtaining interim additional financing to sustain our business, and we do not have any arrangements or plans for arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Cash Used in Operating Activities

We received net cash in operating activities of $1,992 for the year ended August 31, 2025 compared to using $16,269 for the year ended August 31, 2024.  The difference can be attributed to an increase in accounts payable which occurred during the year ended August 31, 2024.

Cash from Financing Activities

We have funded our business to date primarily from loans, notes payable and sale of common stock. We received net cash of $8,000 from the proceeds from sale of common stock during the year ended August 31, 2025 compared to $6,000 for the year ended August 31, 2024.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.

Cash Used in Investing Activities

During the year ended August 31, 2025, the Company used $393 of cash in investing activities compared to using $nil in investing activities for the year ended August 31, 2024.

Results of Operation for the Three Months Ended May 31, 2026 Compared to the Three Months Ended May 31, 2025

Revenues

We have had no operating revenues since our inception on January 31, 2022 to May 31, 2026.

Expenses and Net Loss

Operating expenses for the three months ended May 31, 2026 and May 31, 2025, consisted of general and administrative expenses of $350 and $68, respectively. During the three months ended May 31, 2026, we incurred $2,655 in audit fees compared to $nil for the same period in 2025. We incurred $177 in depreciation expense for the three months ended May 31, 2026, compared to $157 for the same period in 2025. The overall increase in expenses was due to an increase in audit fees.

Our net loss for the three months ended May 31, 2026 was $3,478 compared to $364 for the prior period.

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Results of Operation for the Nine months Ended May 31, 2026 Compared to the Nine months Ended May 31, 2025

Revenues

We have had no operating revenues since our inception on January 31, 2022 to May 31, 2026.

Expenses and Net Loss

Operating expenses from for the nine months ended May 31, 2026 and May 31, 2025, consisted of audit fees of $10,655 and $nil, respectively as well as general and administrative expenses of $1,865, and $433. During the nine months ended May 31, 2026, we incurred $nil in related party consulting fees compared to $3,000 for the same period in 2025. We incurred $525 in depreciation expense for the nine months ended May 31, 2026, compared to $466 for the same period in 2025. The overall increase in expenses was due to an increase in audit fees.

Liquidity and Capital Resources

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $154,975 at May 31, 2026.

For the nine months ended May 31, 2026, we received $3,080 of cash in operating activities, compared to using $933 for the nine months ended May 31, 2025.

We used net cash of $nil in investing activities for the nine months ended May 31, 2026 and 2025.

Net cash received from financing activities for the nine months ended May 31, 2026 was $nil compared to $8,000 provided by financing activities in the prior period.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Critical Accounting Policies

The preparation of our financial statements in accordance with United States generally accepted accounting principles requires that management make estimates and assumptions that impact the amounts reported in our Financial Statements and accompanying notes. Therefore, these estimates and assumptions affect reported amounts of assets, liabilities, revenue, expenses and associated disclosures of contingent liabilities. Management evaluates these estimates on an ongoing basis, utilizing historical experience, consultation with third parties and other methods considered reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from our estimates. Any effects on our business, financial position or results of operations resulting from revisions to these estimates are recognized in the accounting period in which the facts that give rise to the revision become known. We consider our critical accounting policies and estimates to be those that require us to make more significant judgments and estimates when we prepare our financial statements and include the following:

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

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Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computers and Printers	5 years

For financial statements purposes, depreciation is computed under the straight-line method.

Software Development Policy

In accordance with ASC 985-20-25, Costs of Software to Be Sold, Leased, or Marketed, software development costs are expensed as incurred until technological feasibility and marketability has been established, generally with release of a trial version for customer testing. Once the point of technological feasibility and marketability is reached, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers. We will amortize capitalized costs on a product-by-product basis. Amortization for each period is the greater of the amount computed using (i) the straight-line basis over the estimated product life (generally from 12 to 18 months, but up to 60 months), or (ii) the ratio of current revenues to total projected product revenues.

Capitalized software development costs are stated at the lower of amortized costs or net realizable value. Recoverability of these capitalized costs is determined at each balance sheet date by comparing the forecasted future revenues from the related products, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs. If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues.

ASC 730, Research and Development, established accounting and reporting standards for research and development. In accordance with ASC 730-10, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and will be included in research and development costs. Research and development costs incurred prior to determination of technological feasibility and marketability and after general release to the public and charged to expense

The Company is intended to develop the software in-house and as of the reporting period, company didn’t incur any cost related the software development experience.

Translation Adjustment

For the year ended August 31, 2025, the accounts of the Company were maintained, and one bank statement was expressed, in CAD. Such statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with USD as the functional currency. According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital. Transaction gains and losses are reflected in the income statement.

Comprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the year ended May 31, 2026, is included in the statement of operations as a foreign currency translation adjustment.

33

 Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of May 31, 2026.

Revenue recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table provides selected information about our management.

Name	Age	Positions
Dmitry Kinslikh	49	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Mr. Kinslikh has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole director since our incorporation on January 31, 2022, and conducts all of our management functions on a part-time basis. Our principal executive office is his address.

Mr. Kinslikh has worked in the health, rehabilitation, and wellness services sector since 2005. From 2010 to 2014, he operated a chain of health and rehabilitation clinics in the greater Toronto area, including Sunnybrook Rehabilitation Center, an established provider of physical-rehabilitation services for patients recovering from injuries and surgery. Over the same period and continuing today, he has founded and operated companies in the construction and excavation sector, providing services to commercial and residential clients: Primo Décor (2007–present), Excelsior (2010–2017), and Castleview (2017–present). He conceived FITLY and has directed its development since our incorporation.

There are no family relationships among our directors and executive officers. Our director holds office until the next annual meeting of shareholders or until his successor is duly elected and qualified, and our officers serve at the discretion of the board. Mr. Kinslikh does not serve as a director of any other company that has a class of securities registered under, or that is subject to the reporting requirements of, the Securities Exchange Act of 1934, or of any registered investment company. During the past ten years, Mr. Kinslikh has not been involved in any of the legal proceedings specified in Item 401(f) of Regulation S-K.

34

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified.  The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member.  Officers are elected by and serve at the discretion of the Board of Directors. Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors.

Involvement In Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

We have paid our sole officer and director Mr. Kinslikh $14,000 in cash since our inception to May 31, 2026.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement with Mr. Kinslikh. We may enter into an employment agreement in the future.

DIRECTOR COMPENSATION

We have not compensated our directors for their service on our Board of Directors since our inception.  There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.

The percentages below are calculated based on 11,817,167 shares of our common stock issued and outstanding as of the date of this prospectus.  We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	Title of Class	Number of Shares	Percent of Common Stock
			Before Offering	After Offering
				25% Sold	50% Sold	75% Sold	100% Sold
Dmitry Kinslikh, 9980 Dufferin St. #20026,Vaughan, Ontario L6A 4M4	Common	7,000,000	59.20%	52.60%	47.20%	42.90%	39.30%
All directors and executive officers as a group (1 person)			59.20%	52.60%	47.20%	42.90%	39.30%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 31, 2022, Dmitry Kinslikh has loaned us $99,870.  The loan does not have any term, carries no interest and is not secured.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements included in this prospectus and in the registration statement have been audited by Michael Gillespie & Associates, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the common stock will be passed upon by Jackson L. Morris, Esq., St. Petersburg, Florida. He does not own any our common stock and we have no agreement to compensate him in our shares.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules.  The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

36

INDEX TO FINANCIAL STATEMENTS

Elements Ventures Group Inc.

Notes to Financial Statements	F-7

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders & Board of Directors

Elements Ventures Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Elements Ventures Group Inc. as of August 31, 2025 and 2024 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the years then ended. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2025 and 2024 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2023.

PCAOB ID 6104

Vancouver, Washington

May 14, 2026

F-2

Elements Ventures Group Inc.

Financial Statements

For the Year Ended August 31, 2025

(expressed in US dollars)

Elements Ventures Group Inc.
Balance Sheet

	August 31, 2025	August 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$10,838	$1,252
Total current assets	10,838	1,252
Property and equipment
Property and equipment gross	3,510	3,117
Less: Depreciation	(1,697)	(1,064)
Property and equipment net	1,813	2,053

Total assets	$12,651	$3,305

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	10,600	10,600
Accrued interest payable	871	317
Due to related party	81,870	64,420
Total current liabilities	93,341	75,337

Total liabilities	$93,341	$75,337

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding as on August 31, 2025 and August 31, 2024.	$—	$—
Common stock: $0.0001 par value, 500,000,000 shares authorized, 11,817,167 shares and 11,790,500 shares issued and outstanding as on August 31, 2025 and August 31, 2024.	1,182	1,179
Additional paid in capital	59,728	51,731
Accumulated deficit	(141,094)	(124,449)
Accumulated other comprehensive loss	(506)	(493)
Total stockholders’ deficit	$(80,690)	$(72,032)

Total liabilities and stockholders' deficit	$12,651	$3,305

The accompanying notes are an integral part of these financial statements.

F-3

Elements Ventures Group Inc.
Statement of Operations

	For the year ended August 31, 2025	For the year ended August 31, 2024

REVENUE	$—	$—
OPERATING EXPENSES
Audit fees	—	13,200
Consulting Charges	5,950	14,000
General and administration expenses	508	6,269
Related party consulting fees	9,000	2,000
Professional fees	—	8,400
Depreciation expense	633	624
Total operating expenses	$16,091	$44,493

Other expense
Interest expenses	554	317
Total other expense	554	317

Net loss before taxes	$(16,645)	$(44,810)
Income tax	—	—
Net loss	$(16,645)	$(44,810)

Other comprehensive loss
Currency gain or (loss)	(3)	15
Foreign currency translation adjustment	(10)	(265)
Comprehensive loss	$(16,658)	$(45,060)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)
Weighted average number of shares of common stock outstanding - basic and diluted	11,797,806	11,779,025

The accompanying notes are an integral part of these financial statements.

F-4

Elements Ventures Group Inc.
Statement of stockholders’ deficit
For the year ended August 31, 2024 and 2025

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Income	Total Stockholders' Deficit
Balance at August 31, 2023	11,770,500	$1,177	$45,733	$(79,639)	$(243)	$(32,972)

Stock issued for cash	20,000	2	5,998	—	—	6,000
Foreign currency translation adjustment	—	—	—	—	(250)	(250)
Net loss for the year	—	—	—	(44,810)	—	(44,810)

Balance at August 31, 2024	11,790,500	$1,179	$51,731	$(124,449)	$(493)	$(72,032)

Shares issued for cash	26,667	3	7,997	—	—	8,000
Foreign currency translation adjustment	—	—	—	—	(13)	(13)
Net loss for the year	—	—	—	(16,645)	—	(16,645)

Balance at August 31, 2025	11,817,167	$1,182	$59,728	$(141,094)	$(506)	$(80,690)

The accompanying notes are an integral part of these financial statements.

F-5

Elements Ventures Group Inc.
Statement of Cash Flows

	For the year ended August 31, 2025	For the year ended August 31, 2024

Cash Flows from Operating Activities:
Net loss	$(16,645)	$(44,810)
Adjustments to reconcile net loss to net cash used by financing activities:
Depreciation	633	624
Increase in accrued interest payable	554	317
Increase (decrease) in accounts payable	—	10,600
Increase in related party	17,450	18,000
Repayment to related party	—	(1,000)
Net cash provided by operating activities	$1,992	$(16,269)

Cash Flows from Investing Activities:
Purchase of property and equipment	(393)	—
Net cash used in investing activities	(393)	—

Cash Flows from Financing Activities:
Proceeds from sale of common stock	8,000	6,000
Net cash provided by financing activities	$8,000	$6,000

Net increase (decrease) in cash, cash equivalents and restricted cash	9,599	(10,269)
Effects of currency translation on cash	(13)	(250)
Cash, cash equivalents and restricted cash at beginning of the period	1,252	11,771
Cash, cash equivalents and restricted cash at end of the period	$10,838	$1,252

Supplemental Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-6

ELEMENTS VENTURES GROUP INC.

NOTES TO THE FINANCIAL STATEMENT

AUGUST 31, 2025

Note 1: Nature of Operations and Continuance of Business

Elements Ventures Group Inc (the “Company”) was incorporated in the State of Wyoming on January 31, 2022.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the year ended August 31, 2025, the Company had no revenues and incurred a net loss of $16,645. As at August 31, 2025, the Company has a loss on working capital deficit of $82,503 and an accumulated deficit of $141,094.

Continuation as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These condensed financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by issuing debt and equity financing.

Note 2: Significant Accounting Policies

Basis of Presentation

The results for the year ended August 31, 2025 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Annual Report for the year ended August 31, 2024, filed with the Securities and Exchange Commission.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ended August 31, 2025.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computers and Printers	5 years

For financial statements purposes, depreciation is computed under the straight-line method.

F-7

Software Development Policy

In accordance with ASC 985-20-25, Costs of Software to Be Sold, Leased, or Marketed, software development costs are expensed as incurred until technological feasibility and marketability has been established, generally with release of a trial version for customer testing. Once the point of technological feasibility and marketability is reached, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers. We will amortize capitalized costs on a product-by-product basis. Amortization for each period is the greater of the amount computed using (i) the straight-line basis over the estimated product life (generally from 12 to 18 months, but up to 60 months), or (ii) the ratio of current revenues to total projected product revenues.

Capitalized software development costs are stated at the lower of amortized costs or net realizable value. Recoverability of these capitalized costs is determined at each balance sheet date by comparing the forecasted future revenues from the related products, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs. If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues.

ASC 730, Research and Development, established accounting and reporting standards for research and development. In accordance with ASC 730-10, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and will be included in research and development costs. Research and development costs incurred prior to determination of technological feasibility and marketability and after general release to the public and charged to expense

The Company is intended to develop the software in-house and as of the reporting period, Company didn’t incur any cost related the software development experience.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Translation Adjustment

For the year ended August 31, 2025, the accounts of the Company were maintained, and one bank statement was expressed, in CAD.  Such statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with USD as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Ccomprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the year ended August 31, 2025, is included in the statement of operations as a foreign currency translation adjustment.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

F-8

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of August 31, 2025.

Revenue recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Note 3: Property and Equipment

The Company’s property and equipment primarily consists of computers and equipment and is being depreciated using the straight-line method over a period of five years. Property and equipment consisted of the following:

	August 31, 2025	August 31, 2024

Computers	$2,589	$2,589
Printers	921	528
Property and equipment, gross	$3,510	$3,117
Less Depreciation expenses	(1,697)	(1,064)
Property and equipment, net	$1,813	$2,053

Depreciation expense for the year ended August 31, 2025 and 2024 is $633 and $624.

Note 4: Related Party Transactions

During the year ended August 31, 2022 the President and Director of the Company loaned $15,500 towards working capital expenses.

During the year ended August 31, 2023, the Company received $20,000 from the Director of the Company towards working capital expenses and Company repaid $580 to the Director.

During the year ended August 31, 2024, the Company received $7,000 from the Director of the Company towards working capital expenses and the Company repaid $1,000 to the Director.

During the year ended August 31, 2025, the Company received $8,450 from the Director of the Company towards working capital expenses.

As at August 31, 2025 and 2024, the Company owed $49,370 and 40,920 to the President and Director of the Company, which is unsecured, non-interest bearing, and due on demand.

F-9

Convertible Note Related Party Payable

On July 24, 2023, the Company issued a note payable in the amount of $12,500 to Angel Investor. These notes are unsecured, non-interest bearing and due on demand.

On November 24, 2023, the Company issued a convertible note payable in the amount of $5,000 to Capitale Matador Ltee, This note bears an interest rate of 5% per annum. This note had a maturity date of November 23, 2024.

On April 01, 2024, the Company issued a convertible note payable in the amount of $6,000 to Capitale Matador Ltee, This note bears an interest rate of 5% per annum This note had a maturity date of September 28, 2024.

On August 27, 2025, the Company issued a convertible note payable in the amount of $12,000 to EL TORO CAPITAL BUILD LTD. The convertible notes deposited $9,000 on August 27, 2025 and $3,000 on November 14, 2025. This note bears an interest rate of 5% per annum This note had a maturity date of February 23, 2026.

At August 31, 2025, there is $32,500 of principal and $871 of accrued interest due on this note.

Note 5: Stockholder’s Equity

Common Stock

During the year ended August 31,2022, the Company issued a total of 11,740,500 common shares to various investors for a cash proceeds of $39,410.

During the year ended August 31,2023, the Company issued a total of 30,000 common shares to various investors for a cash proceeds of $7,500.

During the year ended August 31,2024, the Company issued a total of 20,000 common shares to a related party for a cash proceeds of $6,000.

During the year ended August 31,2025, the Company issued a total of 26,667 common shares to a related party for a cash proceeds of $8,000.

There were 11,817,167 shares and 11,790,500 shares of common stock issued and outstanding as of August 31, 2025 and 2024.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of Preferred Stock, par value $0.0001 per share, of which 5,000,000 shares have been designated as Series A Preferred Stock pursuant to the Articles of Amendment filed with the Wyoming Secretary of State on August 12, 2022. As of August 31, 2025 and August 31, 2024, no shares of Preferred Stock had been issued or were outstanding.

The Series A Preferred Stock is classified within shareholders' equity. The shares have no fixed dividend rate, no redemption feature, and no fixed liquidation preference; upon liquidation, the Series A Preferred Stock participates pro rata with the Common Stock as one class. Each share of Series A Preferred Stock entitles the holder to 10,000 votes on all matters submitted to shareholders and votes together with the holders of Common Stock as a single class, and the Series A Preferred Stock is convertible into Common Stock at a conversion ratio of 10,000 common shares for each one (1) share of Series A Preferred Stock. So long as any Series A Preferred Stock is outstanding, certain corporate actions require the affirmative vote of at least 67% of the outstanding Series A Preferred Stock voting separately as a class.

F-10

Note 6: Income Taxes

For the year ended August 31, 2025, the Company has incurred net losses and therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $141,094 at August 31, 2025 and will expire beginning in the year 2037.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% and 21% to the net loss before provision for income taxes as follows:

	For the year ended August 31, 2025	For the year ended August 31, 2024
Income tax expense (benefit) at statutory rate	$(3,495)	(9,410)
Change in valuation allowance	3,495	9,410
Income tax expense	-	-

Net deferred tax assets consist of the following components as of August 31, 2025 and 2024:

	August 31, 2025	August 31, 2024
Gross deferred tax asset	$29,630	26,134
Valuation allowance	(29,630)	(26,134)
Net deferred tax asset	-	-

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	For the year ended August 31, 2025	For the year ended August 31, 2024
Statutory Federal Income Tax Rate	21%	21%
Non-taxable permanent differences	—	—
Change in valuation allowance	(21)%	(21)%
Income tax provision	—	—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $141,094 federal income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of August 31, 2025.

Note 7: Subsequent Event

The Company evaluated all events or transactions that occurred after August 31, 2025, through May 14, 2026. Other than as disclosed below, no other subsequent events were identified requiring recording or disclosure in the financial statements for the period ended August 31, 2025.

On November 14, 2025, the Company entered into a convertible promissory note with El Toro Capital Build Ltd. for $3,000 with a maturity date of May 13, 2026. The note bears interest at 5% per annum and is convertible into 200,000 shares of common stock at a conversion price of $0.015 per share.

F-11

INDEX TO FINANCIAL STATEMENTS	PAGE

Unaudited Balance Sheets at May 31, 2026

Unaudited Statements of Operations for three and nine months ended May 31, 2026

Unaudited Statements of Stockholders’ Deficit for three and nine months ended May 31, 2026

Unaudited Statements of Cash Flows for nine month ended May 31, 2026

Unaudited Notes to Financial Statements

F-12

Elements Ventures Group Inc.
Balance Sheet

	May 31, 2026	August 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,968	$10,838
Total current assets	13,968	10,838
Property and equipment
Property and equipment gross	3,510	3,510
Less: Depreciation	(2,223)	(1,697)
Property and equipment net	1,287	1,813

Total assets	$15,255	$12,651

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	8,200	10,600
Accrued interest payable to related party	1,706	871
Due to related party	99,870	81,870
Total current liabilities	109,776	93,341

Total liabilities	$109,776	$93,341

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding as on May 31, 2026 and August 31, 2025.	$—	$—
Common stock: $0.0001 par value, 500,000,000 shares authorized, 11,817,167 shares and 11,817,167 shares issued and outstanding as on May 31, 2026 and August 31, 2025.	1,182	1,182
Additional paid in capital	59,728	59,728
Accumulated deficit	(154,975)	(141,094)
Accumulated other comprehensive loss	(456)	(506)
Total stockholders’ deficit	$(94,521)	$(80,690)

Total liabilities and stockholders' deficit	$15,255	$12,651

The accompanying notes are an integral part of these unaudited financial statements.

F-13

Elements Ventures Group Inc.
Statement of Operations (Unaudited)

	For the three months ended May 31, 2026	For the three months ended May 31, 2025	For the nine months ended May 31, 2026	For the nine months ended May 31, 2025

REVENUE	$—	$—	$—	$—
OPERATING EXPENSES
Audit fees	2,655	—	10,655	—
General and administration expenses	350	68	1,865	433
Related party consulting fees	—	—	—	3,000
Depreciation expense	177	157	525	466
Total operating expenses	$3,182	$225	$13,045	$3,899

Other expense
Interest expenses on related party notes	296	139	836	410
Total other expense	296	139	836	410

Net loss before taxes	$(3,478)	$(364)	$(13,881)	$(4,309)
Income tax	—	—	—	—
Net loss	$(3,478)	$(364)	$(13,881)	$(4,309)

Other comprehensive loss
Currency gain or (loss)	57	0	56	0
Foreign currency translation adjustment	(6)	—	(6)	—
Comprehensive loss	$(3,427)	$(364)	$(13,831)	$(4,309)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of shares of common stock outstanding - basic and diluted	11,817,167	11,790,500	11,817,167	11,791,281

The accompanying notes are an integral part of these unaudited financial statements.

F-14

Elements Ventures Group Inc.
Statement of stockholders’ deficit (Unaudited)
For the three and nine ended May 31, 2025

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Income	Total Stockholders' Deficit

Balance at August 31, 2024	11,790,500	$1,179	$51,731	$(124,449)	$(493)	$(72,032)

Net loss for the year	—	—	—	(359)	—	(359)

Balance at November 31, 2024	11,790,500	1,179	51,731	(124,808)	(493)	(72,391)

Net loss for the year	—	—	—	(3,586)	—	(3,586)

Balance at February 28, 2025	11,790,500	1,179	51,731	(128,394)	(493)	(75,977)

Shares issued for cash	26,667	3	7,997	—	—	8,000
Net loss for the year	—	—	—	(364)	—	(364)

Balance at May 31, 2025	11,817,167	$1,182	$59,728	$(128,758)	$(493)	$(68,341)

For the three and nine months ended May 31, 2026
Balance at August 31, 2025	11,817,167	$1,182	$59,728	$(141,094)	$(506)	$(80,690)

Net loss for the year	—	—	—	(536)	—	(536)

Balance at November 31, 2025	11,817,167	1,182	59,728	(141,630)	(506)	(81,226)

Foreign currency translation adjustment					—
Net loss for the year	—	—	—	(9,867)	—	(9,867)

Balance at February 28, 2026	11,817,167	1,182	59,728	(151,497)	(506)	(91,093)

Foreign currency translation adjustment	—	—	—	—	50	50
Net loss for the year	—	—	—	(3,478)	—	(3,478)

Balance at May 31, 2026	11,817,167	$1,182	$59,728	$(154,975)	$(456)	$(94,521)

The accompanying notes are an integral part of these unaudited financial statements.

F-15

Elements Ventures Group Inc.
Statement of Cash Flows (Unaudited)

	For the nine months ended May 31, 2026	For the nine months ended May 31, 2025

Cash Flows from Operating Activities:
Net loss	$(13,881)	$(4,309)
Adjustments to reconcile net loss to net cash used by financing activities:
Depreciation	526	466
Increase in accrued interest payable	835	410
(Decrease) in accounts payable	(2,400)	—
Increase in related party	18,000	2,500
Net cash provided by operating activities	$3,080	$(933)

Net cash used in investing activities	—	—

Cash Flows from Financing Activities:
Proceeds from sale of common stock	—	8,000
Net cash provided by financing activities	$—	$8,000

Net increase (decrease) in cash, cash equivalents and restricted cash	3,080	7,067
Effects of currency translation on cash	50	—
Cash, cash equivalents and restricted cash at beginning of the period	10,838	1,252
Cash, cash equivalents and restricted cash at end of the period	$13,968	$8,319

Supplemental Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-16

ELEMENTS VENTURES GROUP INC.

NOTES TO THE FINANCIAL STATEMENT

MAY 31, 2026

Note 1: Nature of Operations and Continuance of Business

Elements Ventures Group Inc (the “Company”) was incorporated in the State of Wyoming on January 31, 2022.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the nine months ended May 31, 2026, the Company had no revenues and incurred a net loss of $13,881. As at May 31, 2026, the Company has a loss on working capital deficit of $95,808 and an accumulated deficit of $154,975.

Continuation as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These condensed financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by issuing debt and equity financing.

Note 2: Significant Accounting Policies

Basis of Presentation

The results for the nine months ended May 31,2026 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Annual Report for the nine months ended May 31, 2026, filed with the Securities and Exchange Commission.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the nine months ended May 31,2026.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computers and Printers	5 years

For financial statements purposes, depreciation is computed under the straight-line method.

F-17

Software Development Policy

In accordance with ASC 985-20-25, Costs of Software to Be Sold, Leased, or Marketed, software development costs are expensed as incurred until technological feasibility and marketability has been established, generally with release of a trial version for customer testing. Once the point of technological feasibility and marketability is reached, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers. We will amortize capitalized costs on a product-by-product basis. Amortization for each period is the greater of the amount computed using (i) the straight-line basis over the estimated product life (generally from 12 to 18 months, but up to 60 months), or (ii) the ratio of current revenues to total projected product revenues.

Capitalized software development costs are stated at the lower of amortized costs or net realizable value. Recoverability of these capitalized costs is determined at each balance sheet date by comparing the forecasted future revenues from the related products, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs. If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues.

ASC 730, Research and Development, established accounting and reporting standards for research and development. In accordance with ASC 730-10, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and will be included in research and development costs. Research and development costs incurred prior to determination of technological feasibility and marketability and after general release to the public and charged to expense

The Company is intended to develop the software in-house and as of the reporting period, Company didn’t incur any cost related the software development experience.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Translation Adjustment

For the nine months ended May 31, 2026, the accounts of the Company were maintained, and one bank statement was expressed, in CAD.  Such statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with USD as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Ccomprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the nine months ended May 31, 2026, is included in the statement of operations as a foreign currency translation adjustment.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

F-18

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of May 31, 2026.

Revenue recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Note 3: Property and Equipment

The Company’s property and equipment primarily consists of computers and equipment and is being depreciated using the straight-line method over a period of five years. Property and equipment consisted of the following:

	May 31, 2026	August 31, 2025

Computers	$2,589	$2,589
Printers	921	921
Property and equipment, gross	$3,510	$3,510
Less Depreciation expenses	(2,223)	(1,697)
Property and equipment, net	$1,287	$1,813

Depreciation expense for the nine months ended May 31, 2026 and August 31, 2025 is $525 and $633.

Note 4: Related Party Transactions

During the year ended August 31, 2022 the President and Director of the Company loaned $15,500 towards working capital expenses.

During the year ended August 31, 2023, the Company received $20,000 from the Director of the Company towards working capital expenses and Company repaid $580 to the Director.

During the year ended August 31, 2024, the Company received $7,000 from the Director of the Company towards working capital expenses and the Company repaid $1,000 to the Director.

During the year ended August 31, 2025, the Company received $8,450 from the Director of the Company towards working capital expenses.

As at May 31, 2026 and August 31, 2025, the Company owed $49,370 and 49,370 to the President and Director of the Company, which is unsecured, non-interest bearing, and due on demand.

F-19

Convertible Note Related Party Payable

On July 24, 2023, the Company issued a note payable in the amount of $12,500 to Angel Investor. These notes are unsecured, non-interest bearing and due on demand.

On November 24, 2023, the Company issued a convertible note payable in the amount of $5,000 to Capitale Matador Ltee, This note bears an interest rate of 5% per annum. This note had a maturity date of November 23, 2024.

On April 01, 2024, the Company issued a convertible note payable in the amount of $6,000 to Capitale Matador Ltee, This note bears an interest rate of 5% per annum This note had a maturity date of September 28, 2024.

On August 27, 2025, the Company issued a convertible note payable in the amount of $12,000 to EL TORO CAPITAL BUILD LTD. The convertible notes deposited $9,000 on August 27, 2025 and $3,000 on November 14, 2025. This note bears an interest rate of 5% per annum This note had a maturity date of February 23, 2026.

On May 29, 2026, the Company issued a convertible note payable in the amount of $15,000 to EL TORO CAPITAL BUILD LTD. The convertible notes deposited $7,500 on May 27, 2026 and $7,500 on May 29, 2026. This note bears an interest rate of 5% per annum This note had a maturity date of November 25, 2026.

At May 31, 2026, there is $50,500 of principal and $836 of accrued interest due on this note.

Note 5: Stockholder’s Equity

Common Stock

During the year ended August 31,2022, the Company issued a total of 11,740,500 common shares to various investors for a cash proceeds of $39,410.

During the year ended August 31,2023, the Company issued a total of 30,000 common shares to various investors for a cash proceeds of $7,500.

During the year ended August 31,2024, the Company issued a total of 20,000 common shares to a related party for a cash proceeds of $6,000.

During the year ended August 31,2025, the Company issued a total of 26,667 common shares to a related party for a cash proceeds of $8,000.

There were 11,817,167 shares of common stock issued and outstanding as of May 31, 2026 and August 31, 2025.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of Preferred Stock, par value $0.0001 per share, of which 5,000,000 shares have been designated as Series A Preferred Stock pursuant to the Articles of Amendment filed with the Wyoming Secretary of State on August 12, 2022. As of May 31, 2026 and August 31, 2025, no shares of Preferred Stock had been issued or were outstanding.

The Series A Preferred Stock is classified within shareholders' equity. The shares have no fixed dividend rate, no redemption feature, and no fixed liquidation preference; upon liquidation, the Series A Preferred Stock participates pro rata with the Common Stock as one class. Each share of Series A Preferred Stock entitles the holder to 10,000 votes on all matters submitted to shareholders and votes together with the holders of Common Stock as a single class, and the Series A Preferred Stock is convertible into Common Stock at a conversion ratio of 10,000 common shares for each one (1) share of Series A Preferred Stock. So long as any Series A Preferred Stock is outstanding, certain corporate actions require the affirmative vote of at least 67% of the outstanding Series A Preferred Stock voting separately as a class.

Note 6: Subsequent Event

The Company evaluated all events or transactions that occurred after May 31, 2026, through June 12, 2026, no other subsequent events were identified requiring recording or disclosure in the financial statements for the nine months ended May 31, 2026.

F-20

PART II - INFORMATION NOT REQUIRED IN

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company.

SEC Registration Fee	$522.85
Auditors Fees and Expenses	$10,000
Legal Fees and Expenses	$10,000
Transfer Agent Fees	$2,000
EDGAR Agent Fees	$2,000
Miscellaneous	$477.15
Total	$25,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Wyoming Business Corporation Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.  The indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On January 31, 2022, we issued 7,000,000 shares of common stock to Dmitry Kinslikh, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a price of $0.0001 per share, for an aggregate value of $700, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

We also issued the 4,817,167 shares that are being registered on this Form S-1 for resale. All of these shares were previously issued from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All of the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

37

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation
3.2	Articles of Amendment
3.3	Bylaws
5.1	Opinion regarding the legality of the securities being registered
23.1	Consent of Michael Gillespie & Associates, PLLC,
23.2	Consent of Counsel, (included in Exhibit 5.1)
99.1	Subscription Agreement
107	Filing Fee Table

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

38

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

39

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vaughan, Provide of Ontario on the day of 16th day of July, 2026.

Elements Ventures Group Inc.

By:	/s/	Dmitry Kinslikh
	Name:	Dmitry Kinslikh
	Title:	President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date

/s/ Dmitry Kinslikh	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	July 16, 2026
Dmitry Kinslikh